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                                                                  MARCH 16, 2000

                             SELLING GROUP AGREEMENT

          THIS AGREEMENT ("Agreement") is made as of ___________, 2000 by and between First Union Securities Inc., a Delaware corporation ("FUSI"), and the undersigned broker-dealer ("Broker-Dealer").

                                  DEFINITIONS:

BROKER-DEALERS - broker-dealers registered with the Securities and Exchange Commission ("SEC") under the 1934 Act that are members of the National Association of Securities Dealers, Inc. ("NASD") or entities that are excluded from the definitions of "broker" or "dealer" pursuant to the "bank" exclusion under Sections 3(a)(4) and Sections 3(a)(5) of the 1934 Act. Notwithstanding the fact that a bank is not a Broker-Dealer, a bank that is exempt from registration with the SEC under the 1934 Act but is otherwise permitted to sell the Products until May 12, 2001 will be treated and defined as a Broker-Dealer for the purposes of this Agreement until May 12, 2001.



INSURANCE COMPANY(IES) - All Products will be issued by Allmerica Financial Life Insurance and Annuity Company for non-New York sales and First Allmerica Financial Life Insurance Company - for NewYork sales (herein collectively referred to as the "Insurance Companies"). The Principal Office of the Insurance Companies is located at 440 Lincoln Street, Worcester, Massachusetts 01653.


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PRODUCTS - The variable annuity contracts and variable life insurance policies of the Insurance Companies identified on the Schedule of Products, attached hereto, or on a supplement to such Schedule of Products. Certain products are anticipated to be registered under the 1933 Act and other products will not be registered in reliance on exemptions under the 1933 Act and the 1940 Act.



REPRESENTATIVES - Individuals affiliated with a Broker-Dealer who are licensed as life insurance agents in those jurisdictions in which applications for the sale of the Products are to be solicited and who are also duly registered with the NASD in compliance with the 1934 Act. Notwithstanding the fact that Bank employees may not be Representatives, Bank employees who are licensed as life insurance agents in those jurisdictions in which applications for the sale of the Products are to be solicited and who are authorized to sell until May 12, 2001, will be treated and defined as Representatives for the purpose of this Agreement until May 12, 2001.



PROSPECTUS - The prospectuses for the Products which are registered under the 1933 Act. Notwithstanding the fact that a private placement memorandum is not a Prospectus, the private placement memorandums for the Products, which are not registered in reliance on exemptions under the 1933 Act and the 1940 Act, will be treated and defined as a Prospectus.



1933 ACT - The Securities Act of 1933, as amended.


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1934 ACT - The Securities Exchange Act of 1934, as amended.




                                    RECITALS:

     A. FUSI, pursuant to the provisions of a distribution agreement (the "Distribution Agreement") between FUSI and the Insurance Companies, acts as a distributor of the Products.

     B. FUSI desires that the Broker-Dealer distribute the Products in those jurisdictions in which the Broker-Dealer, FUSI, the Insurance Company and the Products are appropriately licensed, qualified or approved, as the case may be, and the Broker-Dealer desires to sell the Products, through its agents in such jurisdictions, on the terms and conditions set forth hereinafter.

     C. The Insurance Company, pursuant to the Distribution Agreement, has authorized FUSI to recommend broker-dealers, including the Broker-Dealer, for appointment by the Insurance Company to engage in the distribution activities contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter set forth, the parties agree as follows:

     1. AUTHORITY TO SELL PRODUCTS.


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          1.1 GENERAL. FUSI, subject to the terms and conditions contained herein, hereby authorizes the Broker-Dealer, as an independent contractor, on a non-exclusive basis, to offer and sell the Products. The Broker-Dealer hereby agrees to use its best efforts to sell the Products.

          1.2 COMPENSATION/EXPENSES. Except as otherwise provided herein, the Broker-Dealer shall be entitled to commissions with respect to sales of the Products made by the Broker-Dealer and its Representatives, in accordance with the Schedule of Commissions attached to this Agreement, as such Schedule may be amended from time to time. FUSI reserves the right to amend the Schedule of Commissions at any time and from time to time. PROVIDED, HOWEVER, that any such amendment shall apply only to Products applied for after the effective date of each such amendment. All commissions shall be payable by FUSI. As a result, the Broker-Dealer understands and agrees that the Insurance Company shall not be responsible for payment of any compensation due and payable to the Broker-Dealer hereunder, and that FUSI is solely responsible for the payment of all such compensation. The Broker-Dealer shall be responsible for the payment of all expenses incurred by the Broker-Dealer in connection with this Agreement and the performance of its obligations, and the exercise of its rights hereunder.

     2. REPRESENTATIONS AND WARRANTIES.

          The Broker-Dealer represents and warrants to, and covenants with, FUSI that:

                    (a) the Broker-Dealer (i) is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) is duly registered as a broker-dealer with


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the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and registered in each state or other jurisdiction in which the Broker-Dealer is required to be registered in order to sell the Products, (iii) is licensed and appointed to sell the Products under the insurance laws of each state or other jurisdiction in which the Broker-Dealer is required to be licensed and appointed in order to sell the Products, and (iv) otherwise maintains in effect all governmental and other registrations, licenses and permits necessary for it to carry out its obligations, and the transactions contemplated hereunder (the "Required Registrations");

               (b) the Broker-Dealer is in compliance, in all material respects, with all applicable federal and state securities laws and regulations, the requirements of the NASD and any applicable securities exchanges of which it is a member and all codes of conduct and codes of ethics applicable to its activities (collectively, the "Regulations");

               (c) the Broker-Dealer is a corporation duly organized and in good standing under the law of its jurisdiction of organization and is qualified to do business as a corporation in those states or jurisdictions where it is, or will be, doing business pursuant to this Agreement; and

               (d) this Agreement and the transactions contemplated hereby
(i) have been duly approved by all required corporate action on the part of the Broker-Dealer and (ii) do not


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conflict with any law, regulation, court order or agreement to which the
Broker-Dealer is subject or the Broker-Dealer's properties are bound.

     3. COVENANTS OF THE BROKER-DEALER.

          3.1 SALE OF PRODUCTS. The Broker-Dealer agrees that (a) offers and sales of the Products will be made only through the use of a then current prospectus which is a part of a registration statement which is then effective under the 1933 Act (each a "Prospectus"), (b) a Prospectus relating to the Product in question will be delivered prior to, or concurrently with any sales presentation or other offer of such Product, (c) no oral or written statements will be made by or on behalf of the Broker-Dealer to a prospective purchaser of a Product other than statements identical to, or based solely on information set forth in the Prospectus, and (d) in connection with offers and sales of the Products, the Broker-Dealer will at all times comply with the Regulations and offer and sell the Products only in those jurisdictions, and in the manner in which the Products may be lawfully sold.

          3.2 REPRESENTATIONS AND WARRANTIES TRUE, ETC. At all times during the term hereof the representations and warranties of the Broker-Dealer contained in
Section 2, above, shall be true.

          3.3 REPRESENTATIVES. The Broker-Dealer may recommend persons associated with it who are duly licensed and qualified under applicable law and regulations to act in the offer or sale of the Products (the "Representatives") for appointment as insurance agents of the Insurance Company, PROVIDED that such person: (a) has not been subject to any civil, administrative or criminal


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actions or sanctions by, or entered into any settlement agreements with, any governmental or quasi-governmental regulatory authority or self regulatory organization, (b) has not been precluded or restricted for any period of time by any entity from selling any securities, insurance products or other products of such entity, (c) otherwise is qualified to offer and sell the Products, (d) agrees in writing (i) to comply with all of the obligations of the Broker-Dealer and the Representatives hereunder, (ii) not to make any recommendation to an applicant or prospective purchaser to purchase a Product without having reasonable grounds to believe that the purchase of the Product is suitable for the prospective purchaser, (iii) to report promptly in writing to the Insurance Company and FUSI all customer or regulatory complaints or inquiries with respect to such Representative, whether written or oral, and to assist the Insurance Company and FUSI in resolving any complaint to the satisfaction of all parties involved, (e) possesses all Required Registrations and agrees to maintain in force during the term hereof all Required Registrations, and (f) agrees that prior to soliciting Products on behalf of the Insurance Company that he/she must be appointed as an insurance agent of the Insurance Company. The Broker-Dealer is authorized, except as hereinafter specifically provided, to cause the Representatives to offer and sell the Products in the states and jurisdictions in which the Products, the Broker-Dealer and such Representatives are registered, licensed and appointed or otherwise appropriately qualified. The Broker-Dealer shall be solely responsible for the supervision of the Representatives and shall enforce written supervisory procedures to assure strict compliance with NASD rules and applicable rules and regulations under the 1934 Act, and other applicable


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federal and state statutes and regulations. The Broker-Dealer agrees to provide to the Representatives instructions sufficient to provide them with information needed to offer and sell the Products in compliance with this Agreement and the Regulations. The Broker-Dealer shall direct the sales activities of the Representatives and shall be solely responsible for the conduct of the Representatives in the offer and sale of the Products.

          3.4 NO AUTHORITY TO MODIFY, ETC. The Broker-Dealer acknowledges and agrees that neither the Broker-Dealer nor any of the Representatives shall have the authority, on behalf of FUSI or the Insurance Company or otherwise, to (a) modify any of the terms of the Products, including, but not limited to, any forfeiture provisions thereof, or (b) extend the time of payment of any premiums with respect to a Product. The Broker-Dealer acknowledges that neither the Broker-Dealer nor any Representative may receive any premiums or other funds from applicants for, or purchasers of the Products (except for the sole purpose of forwarding such funds to the Insurance Company). If the Broker-Dealer or a Representative inadvertently receives any funds from applicants for, or purchasers of, the Products they shall hold such funds in a fiduciary capacity on behalf of the Insurance Company and promptly submit them to the Insurance Company.

          3.5 REJECTION OF PRODUCT APPLICATIONS, ETC. The Broker-Dealer acknowledges and agrees that (a) the Insurance Company, in its sole discretion, may reject any application for a Product submitted to it by the Broker-Dealer or any of the Representatives, (b) nothing herein contained shall constitute the Broker-Dealer or any of its Representatives as employees of FUSI or the Insurance


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Company, and (c) the Schedule of Products may be amended by FUSI at its sole discretion from time to time to add other Products distributed by FUSI pursuant to the Distribution Agreement or other distribution agreements with the Insurance Company, or to delete Products therefrom.

          3.6 ACCESS TO INFORMATION. The Broker-Dealer shall give FUSI and the Insurance Company full access upon reasonable advance notice during the Broker-Dealer's normal business hours to all information in the possession or control of the Broker-Dealer or any Representative relating to, arising out of or in connection with the offer and sale of Products pursuant to this Agreement, and shall be required to provide to FUSI and the Insurance Company copies of any documents relating thereto within ten (10) days after a written request therefor. The Broker-Dealer shall be entitled to reimbursement of the expenses it incurs in connection with providing documents to FUSI or the Insurance Company, as required by the preceding sentence.

          3.7 BASIS FOR RECOMMENDATIONS. The Broker-Dealer shall be solely responsible for the approval of suitability determinations for the purchase of any Product or the selection of any investment option thereunder, in compliance with the Regulations and shall appropriately supervise the Representatives in determining client suitability. The Broker-Dealer, through the Representatives or otherwise, shall not make any recommendations to a prospective purchaser to purchase a Product without having reasonable grounds to believe that the purchase of that Product is suitable for such prospective purchaser. Among other things, a determination of suitability shall


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be based on information supplied to a Representative after a reasonable inquiry concerning the prospective purchaser's insurance and investment objectives, financial situation and needs.

          3.8 NO MISREPRESENTATIONS; DISCLOSURE. The Broker-Dealer, through the Representatives or otherwise, shall not (a) make any misrepresentation of a material fact with respect to the Products or omit to state a material fact necessary to make statements made with respect to a Product in light of the circumstances in which they were made, not misleading or (b) otherwise engage in any deceptive or misleading practice or activity in connection with the offer and the sale of the Products. The Broker-Dealer, through the Representatives or otherwise, shall not: (a) give any oral information or make any representations or statements in connection with the offer or sale of a Product that is not the same as, or based solely on the then current version provided by FUSI or the Insurance Company of the registration statement, Prospectus or statement of additional information, as the case may be, relating to the such Product, or (b) provide prospective purchasers of the Products or otherwise utilize in connection with the offer of sale of the Products any advertising materials, sales literature, signage or other promotional material, written, electronic, graphic or audio visual materials other than materials supplied by, or approved in writing in advance, by FUSI or the Insurance Company (the "Disclosure Material"). The Broker-Dealer shall not modify in any way any Disclosure Material which has been approved for use by the Broker-Dealer by FUSI or the Insurance Company. The Broker-Dealer shall immediately cease using, and shall cause the Representatives to immediately cease using, any Disclosure Material previously approved


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by FUSI or the Insurance Company upon receipt of an oral or written instruction to do so by FUSI or the Insurance Company. FUSI agrees to follow-up in writing within three business days any such oral instruction from FUSI or the Insurance Company to discontinue such use. The Broker-Dealer will maintain complete records indicating the manner and extent of distribution of any such Disclosure Material, and will make such records available to the Insurance Company, FUSI, state insurance departments, the NASD, the SEC and any other regulatory agency which has regulatory authority over the Insurance Company or FUSI.

          3.9 EXCHANGE OF PRODUCTS. The Broker-Dealer or the Representatives may solicit exchanges of contracts issued by insurance carriers other than the Insurance Company or any of its affiliates for Products only when the Broker-Dealer can demonstrate that the exchange would be beneficial to the prospective purchaser or class of purchasers, as the case may be, and provided that the exchange offer is approved in advance by an NASD-licensed principal of the Broker-Dealer. The Broker-Dealer shall maintain records of the basis for any determination that an exchange would be beneficial to a prospective purchaser, including the name of such principal approving the exchange offer. Without the express written permission of the Insurance Company, neither the Broker-Dealer nor the Representatives may solicit exchanges of contracts issued by the Insurance Company or any of its affiliates for Products.

                    3.10 COMPLAINTS AND INVESTIGATION. The Broker-Dealer shall report in writing within three (3) business days after the occurrence thereof to the Insurance Company and FUSI all


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customer complaints or inquiries relating to the offer, sale or ownership of the
Products or made by or on behalf of any prospective purchaser or owner of a Product, whether written or oral, and shall assist the Insurance Company and FUSI in resolving those complaints to the satisfaction of such prospective purchaser, owner, FUSI and the Insurance Company. The Broker-Dealer shall cooperate fully with FUSI and the Insurance Company in connection with any governmental or other investigation or proceeding relating to any complaint related to the Products by any prospective purchaser or owner of the Products.

          3.11 NOTICE OF CLAIMS. If any action or proceeding shall be brought against the Broker-Dealer or any of its Representatives or affiliates relating to the Products, the Broker-Dealer shall give written notice to FUSI and the Insurance Company within (3) business days after it receives notice of any such action or proceeding.

          3.12 FIDELITY BOND. The Broker-Dealer represents and warrants that all directors, officers and employees of the Broker-Dealer (including the Representative) who have access to funds of the Insurance Company are, and will continue to be, covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company acceptable to the Insurance Company in an amount at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to variable life insurance and variable annuity transactions. The Broker-Dealer acknowledges that the Insurance Company may require evidence that such coverage is in force and the Broker-Dealer shall


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promptly give notice to the Insurance Company of any notice of cancellation or change of coverage. The Broker-Dealer hereby assigns any proceeds received from the fidelity bond company to the Insurance Company to the extent of the Insurance Company's loss due to activities covered by such bond. If the payment to the Insurance Company under the fidelity bond is insufficient to cover the Insurance Company's loss, the Broker-Dealer will promptly pay the Insurance Company an amount equal to the balance of such loss on demand. The Broker-Dealer indemnifies and holds harmless the Insurance Company from any deficiency and from the cost of collection thereof. The Broker-Dealer agrees to maintain the fidelity bond coverage described in this Section 3.12 at all times while the Agreement remains in force.

          3.12 Other Broker-Dealers. Subject to the consent of the Insurance Company, Broker-Dealer may recruit other broker-dealers that are registered under the 1934 Act to offer and sell the Products provided that: (a) such broker-dealer enters into an agreement in the form of this Agreement which agreement is delivered to FUSI for its review, and (b) FUSI has the right, in its sole discretion, to accept or reject such broker-dealer as authorized to sell the Products. Any such other broker-dealer which is approved by FUSI to sell the Products is referred to herein as a "Downstream Broker-Dealer." Broker-Dealer shall be entitled to receive commissions from a Downstream Broker-Dealer based on the sales of the Products made by such Downstream Broker-Dealer upon such arrangements as may be agreed to by Broker-Dealer and such Downstream Broker-Dealer (the "Downstream Agreement"); provided, however, that such arrangements are subject to


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review and approval by FUSI in its sole discretion. Broker-Dealer acknowledges that Broker-Dealer shall not be entitled to any commissions or other compensation from FUSI or the Insurance Company in connection with the recruiting, or any activities of a Downstream Broker-Dealer and shall only be entitled to receive payments in connection with the activities of a Downstream Broker-Dealer from such Downstream Broker-Dealer pursuant to any arrangement that may be agreed to between Broker-Dealer and such downstream Broker-Dealer. Broker-Dealer shall take all reasonable actions to insure that each Downstream Broker-Dealer complies with the terms of its Downstream Agreement and all laws, rules and regulations applicable to the Downstream Broker-Dealer in connection with such Downstream Broker-Dealer's offers and sales of the Products. Any breach by a Downstream Broker-Dealer of its Downstream Agreement shall be deemed for all purposes, including, but not limited to, indemnification provided in
Section 9, below, to be a breach by Broker-Dealer of this Agreement. The Insurance Company reserves the right, in its sole discretion, to terminate a Downstream Broker-Dealer's authority to sell the Products.

     4. REPRESENTATIONS AND WARRANTIES OF FUSI.

               (a) FUSI is (i) a member in good standing of the NASD, (ii) duly registered as a broker-dealer with the SEC under the 1934 Act, and registered in each state or other jurisdiction in which FUSI is required to be registered in order to sell the Products and otherwise maintains in effect all Required Registrations;


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               (b) FUSI conducts its operations is in compliance, in all
material respects, with all applicable federal and state securities laws and regulations, with all applicable state insurance laws, and the requirements of the NASD and any applicable securities exchanges of which it is a member;

               (c) FUSI is a corporation duly organized and in good standing under the law of its jurisdiction of organization and is qualified to do business as a corporation in those states or jurisdictions where it is, or will be, doing business pursuant to this Agreement; and

               (d) this Agreement and the transactions contemplated hereby (i) have been duly approved by all required corporate action on the part of FUSI and
(ii) do not conflict with any law, regulation, court order or agreement to which FUSI is subject or FUSI's properties are bound.



     5. COVENANTS OF FUSI. FUSI covenants with the Broker-Dealer that:

          5.1 PRODUCTS. The SEC registered Products, when they are made available to the Broker-Dealer for offer and sale, will be duly registered under applicable federal and state securities laws.

          5.2 INSURANCE COMPLIANCE. The Products, when they are made available to the Broker-Dealer for offer and sale, will be in compliance with applicable state insurance laws.


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          5.3 DISCLOSURE. With respect to the Product it purports to describe, each Prospectus, provided to the Broker-Dealer by FUSI or the Insurance Company:

               (a) will be true, accurate and complete in all material respects;

               (b) will not contain any false or misleading statements of material fact or omit any material fact necessary to make statements contained therein not misleading in light of the circumstances under which they are made; and

               (c) will fully and adequately disclose all material terms, conditions, limitations and restrictions with respect to the Products.

          5.4 REPRESENTATIONS AND WARRANTIES TRUE, ETC. At all times during the term hereof, the representations and warranties of FUSI contained in Section 4, above, shall be true.

          5.5 DOCUMENTS. FUSI shall provide the Broker-Dealer with quantities of Prospectuses reasonably sufficient for the Broker-Dealer to effectively market the Products.

     6. TERM AND TERMINATION OF AGREEMENT

          6.1 TERM. Unless sooner terminated pursuant to this Section 6, this Agreement shall terminate on the earlier to occur of the date of termination of the Distribution Agreement and the _____ anniversary of the date hereof.

          6.2 TERMINATION. This Agreement shall be subject to termination at any time by the Broker-Dealer or by FUSI, with or without cause, upon the giving of at least thirty (30) days' written notice to such effect to the other party.


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          6.3 EFFECT OF TERMINATION.

               (a) In the event this Agreement is terminated, (i) the Broker-Dealer and the Representatives shall immediately cease to have the right to offer or sell any of the Products; (ii) the Broker-Dealer shall return forthwith, upon the request of FUSI or the Insurance Company, all written materials related to the Products delivered to the Broker-Dealer or the Representatives by or on behalf of FUSI or the Insurance Company on or before the date of such termination; (ii) all compensation required to be paid to Broker-Dealer shall be paid in accordance with the Schedule of Commissions attached hereto; (iii) all amounts due from the Broker-Dealer to FUSI shall be immediately due and payable to FUSI, notwithstanding any other terms of such payments that may have been in effect during the term of this Agreement; and
(iv) the Broker-Dealer shall carry out all residual obligations, if any, which arose while this Agreement was in effect.

               (b) In the event that this Agreement is terminated by FUSI after a breach by the Broker-Dealer of any of its representations and warranties or covenants hereunder, then FUSI may offset against any amounts owed to the Broker-Dealer hereunder an amount equal to (i) the damages, losses and expenses (including reasonable attorneys' fees) incurred by FUSI as a result of such breach and (ii) any amount that may be owed by the Broker-Dealer to FUSI under
Section 9, below.

     7. CONFIDENTIALITY


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          7.1 GENERALLY. Each party will hold the other party's Confidential
Information (as defined below) in confidence and will safeguard such Confidential Information as provided herein. The party receiving Confidential Information (a "Recipient") will not, directly or indirectly, report, publish, distribute, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any individual or entity for any purpose, except as necessary to perform such Party's duties hereunder, or as expressly authorized in writing by the party providing the Confidential Information (the "Provider"). Disclosure of Confidential Information internally by the recipient thereof will be limited to those of its officers, directors, employees and agents who are required to have access to the Confidential Information to enable the party to perform its duties hereunder. In order to safeguard Confidential Information, the Recipient shall (a) inform each party to whom it discloses Confidential Information of the confidential nature thereof and of the requirements of this Agreement, (b) direct such recipients to comply with the terms of this Agreement, and (c) exercise any other precautions reasonably necessary to prevent any improper disclosure of such Confidential Information.

          7.2 DEFINITION. For purposes of the Agreement, "Confidential Information" shall mean information: (a) regarding the Provider's or any affiliate of the Provider's financial condition, information systems, business operations, plans and strategies, products or services, customers or prospective customers, and marketing and distribution plans, methods and techniques; (b) that is marked confidential, "proprietary" or in like words, or that is indicated in writing as being


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confidential prior to or promptly after disclosure to the Recipient; and (c) any and all research and designs, ideas, concepts, and technology embodied in the items described in clauses 7.2(a) or (b). Information shall not be deemed to be Confidential Information hereunder if that information (a) is or becomes generally available to the public other than as a result of disclosure by the Recipient; (b) was available to, or already known by the Recipient on a non-confidential basis prior to its receipt from the Provider; (c) is developed by the Recipient independently of any information or data acquired from the Provider; or (d) is disclosed pursuant to a court order or the requirement of any federal or state regulatory, judicial, or government authority.

          7.3 REMEDIES. Each party acknowledges and agrees that monetary damages would not be a sufficient or adequate remedy for a breach or anticipated breach of this Section 7 and that, in addition to any other legal or equitable remedies which may be available, each party shall be entitled to specific performance and injunctive relief, without the posting of a bond, for any breach or anticipated breach of this Section.

          7.4 SURVIVAL. The provisions of this Section 7 shall survive the expiration or other termination of this Agreement.

     8. MODIFICATION OF AGREEMENT

          This Agreement may not be modified in any way unless by written agreement signed by both of the parties, except for any amendment of the Schedule of Products pursuant to the terms of Section 3.5 hereof or of the Schedule of Commissions pursuant to the terms of Section 1.2 hereof,


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which Schedules shall be deemed to be modified upon the giving by FUSI to the
Broker-Dealer of revised versions thereof.

     9. INDEMNIFICATION

          9.1 GENERAL. The Broker-Dealer will indemnify FUSI, each affiliate of FUSI (as defined in Rule 405 under the 1933 Act), the Insurance Company, each affiliate of the Insurance Company (as defined in Rule 405 under the 1933 Act), and each of their shareholders, officers, directors, employees, agents and attorneys (each an "Indemnified Party") against, and hold each Indemnified Party harmless from and in respect of, all losses, damages, costs, (expenses including reasonable attorneys' fees) judgments, fines, penalties, settlements resulting from claims, demands, actions, cases, proceedings, suits or investigations conducted by, or pending before any governmental agency or authority or any arbitration proceeding based on, arising from, related to or otherwise attributable to (a) any breach of the representations and warranties of the Broker-Dealer set forth in this Agreement or (b) any nonfulfillment of any covenant or agreement on the part of the Broker-Dealer under this Agreement.



          9.2 CONDITIONS OF INDEMNIFICATION.

               (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 9.2. An Indemnified Party claiming indemnification under this Agreement shall promptly (i) notify the Broker-Dealer (in this Section 9, the "INDEMNIFYING

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                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

PARTY") of any third-party claim or claims asserted against the Indemnified Party (a "THIRD PARTY CLAIM") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), and the basis for the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim, except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within fifteen (15) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 9 with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

               (b) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9, and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9 and will bear its own costs and expenses with respect to that participation; PROVIDED, HOWEVER, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

               (c) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Section 9,
(B) elects not to defend the

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

Indemnified Party as described, above, or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party as provided above, or (ii) elects to defend the Indemnified Party as provided, above, but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 9 and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9, or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such participation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9, and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

               (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice, that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim, as provided above, that dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of that dispute within thirty (30) days after notice of that dispute is given (the "INDEMNITY NOTICE PERIOD").

               (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Section 9 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim and (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement in respect of that Third Party Claim. Payments of all amounts owing by an Indemnifying Party with respect to claims other than Third Party Claims shall be made within thirty (30) days after the later of the expiration of (i) the Indemnity Notice Period and (ii) the expiration of the period for appeal

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

               9.3 SURVIVAL. The provisions of this Section 9 shall survive the expiration or other termination of this Agreement.

     10. REMEDIES CUMULATIVE; NON-WAIVER. The rights and remedies of the parties contained in this Agreement are cumulative and are in addition to any and all rights and remedies at law or in equity, which the parties hereto are entitled to under applicable law. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     11. MITIGATION OF LOSSES. In the event of any dispute between an owner of a Product (a "Disputing Owner") and FUSI, the Insurance Company, the Broker-Dealer, a Representative or any other party with respect to such Product, FUSI shall have the right, with prior written notice and consultation with the Broker-Dealer and the Insurance Company, to take such action as FUSI may deem necessary to promptly effect a mitigation of damages or limitation of losses, and without waiving or electing to relinquish any rights or remedies FUSI may have against the Broker-Dealer, FUSI shall have the right to settle any such dispute without the prior consent of the Broker-Dealer

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

and without waiving or electing to relinquish any rights or remedies FUSI may have against the Broker-Dealer.

     12. GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the laws of North Carolina, without regard to choice of law provisions, and the venue for all actions or proceedings brought by either party to this Agreement arising out of or relating to this Agreement shall be in the state or federal courts, as the case may be, located in Mecklenburg County, North Carolina (collectively, the "Courts"). The Broker-Dealer hereby irrevocably waives any objection which the Broker-Dealer now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in any of the Courts, and any objection on the ground that any such action or proceeding in any of the Courts has been brought in an inconvenient forum. In the event of any litigation between the parties hereto with respect to this Agreement, the prevailing party therein shall be entitled to receive from the other party all of such prevailing party's expenses in connection with such litigation, including, but not limited, to reasonable attorneys' fees.

     13. NOTICES. Any notices or demands given in connection herewith shall be in writing and deemed given when (i) personally delivered, (ii) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

FedEx, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

                    (a) TO FUSI:

                        Attention:



                    (b) TO THE BROKER-DEALER:



                        Attention:



     14. ARBITRATION

          14.1 Any disagreement, dispute, claim or controversy arising out of or relating to this Agreement, performance hereunder or the breach hereof, or otherwise arising between the Broker-Dealer and FUSI, shall be subject to mandatory arbitration under the auspices, rules and bylaws of the NASD, to the full extent applicable and as may be amended from time to time.

          14.2 Where the NASD Code of Arbitration Procedure is not applicable, any dispute between the Broker-Dealer and FUSI arising under or relating to this Agreement shall be settled by compulsory arbitration before one arbitrator in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration shall take place in North Carolina, unless the parties agree on another location. The arbitrator shall have no authority to issue any decision or award for punitive damages or for treble or any other type of multiple damages, consequential damages, or any compensatory damages based on a claim of lost profits or similar claim. Each party shall bear its own costs and expenses incurred by it in any such

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

arbitration, except that the parties shall bear the expenses of the arbitrator's services equally. The provisions of this Section shall survive the expiration or other termination of this Agreement.

     15. ENTIRE AGREEMENT; CERTAIN TERMS. This Agreement, together with the Schedules hereto, constitutes and contains the entire agreement of the parties with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No waiver of any rights under this Agreement, nor any modification or amendment of this Agreement shall be effective or enforceable unless in writing and signed by the party to be charged therewith. When used in this Agreement, the terms "hereof," "herein" and "hereunder" refer to this Agreement in its entirety, including the Schedules attached to this Agreement, and not to any particular provisions of this Agreement, unless otherwise indicated.

     16. HEADINGS

          The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     17. COUNTERPARTS

          This Agreement may be executed in two counterparts, each of which together shall be deemed an original, but both of which together shall constitute one and the same instrument.

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

     18. SEVERABILITY. It is the intention of the parties hereto that any provision of this Agreement found to be invalid or unenforceable be reformed rather than eliminated. If any of the provisions of this Agreement, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or the other provisions of this Agreement, which shall be given full effect, without regard to the invalid portions. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the parties' rights provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     19. ASSIGNMENT Except as specifically set forth herein, the Broker-Dealer may not assign any of its rights or obligations hereunder without the prior written approval of FUSI.

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first indicated above.





FUSI


By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------


BROKER-DEALER


By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------


Accepted and Agreed to

[Name of Insurance Company]

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

                              SCHEDULE OF PRODUCTS
                                       to
                          First Union Securities, Inc.

                             SELLING GROUP AGREEMENT




--------------------------------------------------------------------------------

                                                   Policy/Certificate
Product                  Description                     Form
--------------------------------------------------------------------------------
ValuPlus Assurance       Registered Retail              1036-99
                         Variable Universal Life
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

                             SCHEDULE OF COMMISSIONS

                                       to

                          First Union Securities, Inc.


                             SELLING GROUP AGREEMENT

I.       PURPOSE

         This Schedule of Commissions ("Schedule") is adopted pursuant to
         Section 1.2 of the Selling Group Agreement (the "Agreement") and governs the determination and payment by FUSI of commissions ("Compensation") to the Broker-Dealer in connection with premium payments received under the products specified herein.

II.      COVERED PRODUCTS

         The only products covered by this Schedule ("Covered Products") are the following:

         COVERED PRODUCT                    POLICY FORM

         ValuPlus Assurance                 1036-99


III.     COMPENSATION

         The Compensation to the Broker-Dealer under this Selling Group Agreement shall be as outlined below:





         VABL

         Year 1:                                     6.0%

         Years 2-4:                                  6.0%

         Years 5-10:                                 3.0%

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

         Years 11+:                                  1.50%

         The foregoing amounts shall be payable by FUSI within five (5) business days after FUSI receives such amounts from the Insurance Company.


IV.      CHARGEBACK OF COMPENSATION

         A. The termination of a Covered Product (1) within twelve (12) months of its date of issue will result in a charge-back of one hundred percent (100%) of the Compensation paid to the Broker-Dealer respecting the sale of the Covered Product if the Covered Product terminates for reasons other than death; (2) seventy-five percent (75%) of the compensation paid to the Broker-Dealer if a Covered Product terminates for reasons other than death during the second twelve (12) months following issue; (3) fifty percent (50%) of the Compensation paid to the Broker-Dealer if a Covered Product terminates for reasons other than death during the third twelve (12) months following issue; (4) twenty five percent (25%) of the Compensation paid to the Broker-Dealer if a Covered Product terminates for reasons other than death during the fourth twelve (12) months following issue; and (5) nothing from the Broker-Dealer (i.e., no charge back) if the Covered Product terminates thereafter. However, notwithstanding any other provision of the Agreement, if termination of a Covered Product at any time is due to the willful or negligent wrongful actions or representations of the Broker-Dealer or any Representative, FUSI reserves the right to recover one hundred (100%) of the Compensation paid to the Broker-Dealer respecting the sale of the Covered Product.

         In the event a Covered Product owner makes a withdrawal from or partially surrenders a Covered Product within forty-eight (48) months following its date of issue, the charge back rules described in the preceding paragraph shall apply, except that the amount of the charge back shall be pro-rated. Any such pro-rated charge back shall be determined in accordance with the following formula:

         Charge Back = Charge Back Percentage* x Withdrawal Amount
                                                 -----------------
                                                 Covered Product
                                                  Cash Value**

         *100% year one; 75% year two; 50% year three; 25% year four

         **determined as of the date of the withdrawal

                                                                 ALLMERICA DRAFT
                                                                  MARCH 16, 2000

         B. Compensation charge-backs will be due within 60 days of notification by FUS. Compensation will be charged back by credit against Compensation to be paid in the future and/or by requiring cash repayment to be made by the Broker-Dealer.


V.       MODIFICATIONS AND TERMINATION

         A. No Compensation shall be paid on Covered Products that are changed from their original version, either under a policy provision or otherwise, or on Covered Products that are issued using cash values of Insurance Company policies, either under a policy provision or otherwise.

         B. Except as otherwise provided in the Agreement, termination of the Agreement for any reason shall not impair the right of the Broker-Dealer to receive Compensation accrued and payable on account of premium received under Covered Products issued on applications procured by the Broker-Dealer, or by Representatives operating under supervision of the Broker-Dealer, prior to the termination of the Selling Group Agreement.

VI.      APPLICABILITY

         This Schedule supersedes and replaces any and all previous Schedules of Commissions and Allowances.